Exhibit 4.1

INGEVITY CORPORATION,

as Issuer,

the Guarantors named herein

and

U.S. Bank National Association

as Trustee

 ______________________________________

INDENTURE

Dated as of January 24, 2018

______________________________________

4.50% Senior Notes due 2026

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EXHIBITS

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INDENTURE, dated as of January 24, 2018, among Ingevity Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined below) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                Definitions.

“Acceptable Commitment” has the meaning set forth in Section 4.09(c).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated Adjusted EBITDA of such Acquired Entity or Business (determined as if references to a Person and its Restricted Subsidiaries in the definition of the term “Consolidated Adjusted EBITDA” were references to such Acquired Entity or Business and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”

“Additional Assets” means:

(1)       any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary;

(2)       the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)       Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.

“Additional Notes” has the meaning set forth in Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent, Depository Custodian, or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16(a).

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” means, as of any Make-Whole Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the earlier of (i) such Make-Whole Redemption Date or (ii) the date on which the Notes are defeased or satisfied and discharged) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Issuer) most nearly equal to the period from the Make-Whole Redemption Date to February 1, 2021; provided, however, that if the period from the Make-Whole Redemption Date to February 1, 2021 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Make-Whole Redemption Date to February 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)       any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)       all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)       any other assets or property of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1)       a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)       a disposition of all or substantially all the assets of the Issuer in compliance with Section 5.01 or a disposition that constitutes a Change of Control pursuant to this Indenture;

(3)       a sale, contribution, conveyance or other transfer of assets of the type specified in the definition of “Qualified Receivables Transaction” in a Qualified Receivables Transaction, or assets of the type specified in the definition of “Qualified Securitization Transaction” by or to a Special Purpose Securitization Subsidiary in a Qualified Securitization Transaction;

(4)       the license, sublicense or cross-license of intellectual property or other intangibles;

(5)       the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(6)       any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)       the granting of Security Interests not prohibited by Section 4.11;

(8)       the disposition by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Restricted Subsidiaries;

(9)       a Restricted Payment that does not violate Section 4.10 or any Investment by the Issuer or a Restricted Subsidiary that does not constitute a Restricted Payment;

(10)       any exchange of assets for assets (including a combination of assets (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness)) of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries, taken as a whole, as determined by the Issuer in good faith; provided that the Issuer shall apply any Net Available Cash received in any such exchange of assets as would be required under Section 4.09 if it were an “Asset Disposition”;

(11)       dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)       the issuance by the Issuer or a Restricted Subsidiary of preferred stock or any convertible securities;

(13)       any sale of assets received by the Issuer or any Restricted Subsidiary upon foreclosure on a Security Interest;

(14)       the unwinding of any Hedging Obligations (including sales under forward contracts);

(15)       any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding agreements;

(16)       the lease or sublease of office space;

(17)       the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(18)       dispositions of property pursuant to casualty events;

(19)       any transaction or series of related transactions that involve the disposition of assets with a fair market value (as determined in good faith by the Issuer) of less than $25.0 million;

(20)       any sale or disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(21)       any issuance of Capital Stock pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer;

(22)       any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(23)       the sale of any property in a Sale and Leaseback Transaction permitted by this Indenture.

“Asset Disposition Offer” has the meaning set forth in Section 4.09(d).

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Business Day” means a day that is not a Legal Holiday.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Capitalized Lease” means a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)       any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to the Issuer or one or more Restricted Subsidiaries;

(2)       the adoption of a plan for the liquidation or dissolution of the Issuer (other than in a transaction that complies with Section 5.01); or

(3)       the Issuer or any Restricted Subsidiary becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that a “person” (as defined above) or “group” (as defined above) (but excluding any employee benefit plan of the Issuer and its Restricted Subsidiaries and any “person” or “group” acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Issuer, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Issuer immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of the Issuer with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person.

“Change of Control Offer” has the meaning set forth in Section 4.08(a).

“Change of Control Payment” has the meaning set forth in Section 4.08(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.08(b).

“Commission” means the U.S. Securities and Exchange Commission.

“consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“Consolidated Adjusted EBITDA” means, with respect to any Person, for any period, Consolidated Net Income for such period, plus:

(a)         without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i)       consolidated interest expense for such period (including imputed interest expense in respect of Capitalized Lease Obligations);

(ii)      provision for taxes based on income, profits, losses or capital, including federal, foreign and state income and similar taxes (including foreign withholding taxes), paid or accrued during such period;

(iii)     all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles);

(iv)     (A) any unusual or non-recurring charges for such period, including restructuring or similar charges and (B) any extraordinary charges, losses or expenses (including transaction expenses) for such period, determined on a consolidated basis in accordance with GAAP;

(v)      any Consolidated Non-cash Charges or changes in reserves for earnouts or similar obligations for such period;

(vi)     any losses attributable to early extinguishment of Indebtedness or Hedging Obligations;

(vii)    one-time out-of-pocket costs and expenses relating to the Transactions, including, without limitation, legal and advisory fees (if incurred no later than November 9, 2016);

(viii)   [reserved];

(ix)     losses incurred as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;

(x)      run-rate cost savings, operating expense reductions and synergies expected to be achieved within 12 months following May 9, 2016 related to the Spin-Off as a result of specified actions taken within 6 months following May 9, 2016 or undertaken or implemented prior to May 9, 2016 (calculated on a pro forma basis as though such savings, reductions and synergies had been realized on the first day of such period) and not already included in Consolidated Adjusted EBITDA; provided that such cost savings, operating expense reductions and synergies (A) are reasonably identifiable and factually supportable (it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken provided that such benefit is expected to be realized within 12 months of taking such action) and (B) shall not, together with any cost savings, operating expense reductions and synergies attributable to clause (xi) below, exceed in any period of four consecutive fiscal quarters of the Issuer then most recently ended 20% of Consolidated Adjusted EBITDA for such period of four consecutive fiscal quarters of the Issuer then most recently ended, calculated without giving effect to such cost savings, operating expense reductions and synergies; and

(xi)     run-rate cost savings, operating expense reductions and synergies related to Acquisitions or Dispositions expected to be achieved within 12 months following such transaction as a result of specified actions taken within 6 months following such transaction or undertaken or implemented prior to such transaction (calculated on a pro forma basis as though such savings, reductions and synergies had been realized on the first day of such period) and not already included in Consolidated Adjusted EBITDA; provided that such cost savings, operating expense reductions and synergies (A) are reasonably identifiable and factually supportable (it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken provided that such benefit is expected to be realized within 12 months of taking such action) and (B) shall not, together with any cost savings, operating expense reductions and synergies attributable to clause (x) above, exceed in any period of four consecutive fiscal quarters of the Issuer then most recently ended 20% of Consolidated Adjusted EBITDA for such period of four consecutive fiscal quarters of the Issuer then most recently ended, calculated without giving effect to such cost savings, operating expense reductions and synergies;

provided, further, that any cash payment made with respect to any Consolidated Non-cash Charges added back in computing Consolidated Adjusted EBITDA for any prior period pursuant to clause (a)(v) above (or that would have been added back had this Indenture been in effect during such prior period) shall be subtracted in computing Consolidated Adjusted EBITDA for the period in which such cash payment is made; and minus

(b)         without duplication and to the extent included (and not deducted) in determining such Consolidated Net Income, the sum of:

(i)       any interest income for such period, determined on a consolidated basis in accordance with GAAP;

(ii)      any extraordinary gains or income for such period and any unusual or non-recurring gains for such period, all determined on a consolidated basis in accordance with GAAP;

(iii)     any gains attributable to the early extinguishment of Indebtedness or Hedging Obligations;

(iv)     non-cash income for any period of four consecutive fiscal quarters of the Issuer then most recently ended; and

(v)      gains as a result of Dispositions, closures, disposals or abandonments not in the ordinary course of business;

provided that any cash receipt (or any netting arrangements resulting in reduced cash expenses) with respect to any non-cash income deducted in computing Consolidated Adjusted EBITDA for any prior period pursuant to clause (b)(iv) above (or that would have been deducted in computing Consolidated Adjusted EBITDA had this Indenture been in effect during such prior period) shall be added in computing Consolidated Adjusted EBITDA for the period in which such cash is received (or netting arrangement becomes effective); provided, further that, to the extent included in Consolidated Net Income, Consolidated Adjusted EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A)       the cumulative effect of any changes in GAAP or accounting principles applied by management during such period;

(B)       any gains or losses on currency derivatives and any currency transaction and gains or losses that arise upon consolidation or upon remeasurement of Indebtedness; provided, for the avoidance of doubt, not excluding translation gains or losses;

(C)       any gains or losses attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815; and

(D)       purchase accounting adjustments;

provided, further, that Consolidated Adjusted EBITDA for any period shall be calculated so as to include (without duplication of any adjustment referred to above) the Acquired EBITDA of any Person, property, business or asset acquired by the Issuer or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) in a Material Acquisition to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or asset to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Issue Date, and not subsequently so disposed of, an “Acquired Entity or Business”) for the entire period determined on a historical pro forma basis and the Acquired EBITDA of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; and provided, further, that Consolidated Adjusted EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or closed by the Issuer or any Restricted Subsidiary during such period in a Material Disposition (each such Person (other than an Unrestricted Subsidiary), property, business or asset so sold, transferred or otherwise disposed of or closed, including pursuant to a transaction consummated prior to the Issue Date, a “Sold Entity or Business”) for the entire period determined on a historical pro forma basis, and the Disposed EBITDA of any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis.

For the purposes of calculating Consolidated Adjusted EBITDA: (x) “Acquisition” means the purchase or other acquisition of the Equity Interests in, or all or substantially all of the assets of (or assets constituting a business unit, division, product line or line of business of) any Person; and (y) “Disposition” means the assignment, sale, transfer, lease, exclusive license outside the ordinary course of business, issuance of any Equity Interests of any Restricted Subsidiary, or other disposition of any asset, in each case other than to the Issuer or any Restricted Subsidiary.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Issuer and its Restricted Subsidiaries for such Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definitions of “Consolidated Adjusted EBITDA” and “Consolidated Interest Expense” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to the incurrence or repayment of Indebtedness or the issuance or redemption of Preferred Stock, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

For purposes of this definition, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer and any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a)       interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);

(b)       if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and

(c)       notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for such period, plus (b) all cash dividend payments on any series of Disqualified Equity Interests of the Issuer and any Restricted Subsidiary or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Restricted Subsidiary) for such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedge Obligations (but excluding unrealized mark-to-market gains and losses attributable to such Hedging Obligations) and imputed interest with respect to Capitalized Lease Obligations but excluding write-offs associated with the amendment and restatement or repayment of indebtedness, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees).

“Consolidated Net Income” means, with respect to any Person for any period, the net income or loss attributable to such Person and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(a)       (i) any gains or losses for such period of any Person that is accounted for by the equity method of accounting and (ii) the income of any Person (other than the Issuer) that is not a consolidated Restricted Subsidiary, in each case, except that Consolidated Net Income shall be increased by the amount (not in excess of such excluded gains or income of such Person) of cash dividends or cash distributions or other payments that are actually paid by such Person in cash or cash equivalents (or other property to the extent converted into cash or cash equivalents) to the Issuer or, subject to clause (b) below, any other consolidated Restricted Subsidiary during such period, and

(b)       the income of any consolidated Restricted Subsidiary (other than the Issuer or any Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is not permitted by the operation of the terms of the Organizational Documents of or shareholder or similar agreement applicable to such Restricted Subsidiary, unless such restriction with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived.

Notwithstanding the foregoing, for the purpose of Section 4.10 only (other than clause (c)(4) of the first paragraph of Section 4.10), there shall be excluded from Consolidated Net Income any income arising from any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (c)(4) of the first paragraph of Section 4.10.

“Consolidated Non-cash Charges” means any noncash charges, including (a) any write-off for impairment of long lived assets including goodwill, intangible assets and fixed assets such as property, plant and equipment, and investments in debt and equity securities pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives or stock-based compensation to any director, officer or employee of the Issuer or any Restricted Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided, that Consolidated Non-cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable, and (d) the non-cash impact of accounting changes or restatements.

“Consolidated Total Assets” means, on any date of determination, the consolidated total assets of the Issuer and its consolidated Restricted Subsidiaries as set forth on the consolidated balance sheet of the Issuer as of the last day of the most recently ended fiscal quarter for which financial statements are available (but excluding all amounts attributable to Unrestricted Subsidiaries).

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business in relation to this Indenture shall be administered, which at the date hereof is located at 1441 Main Street, Suite 775, Columbia SC 29201, Attention: Ingevity Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Covenant Suspension Event” has the meaning set forth in Section 4.15(a).

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Global Notes, The Depository Trust Company or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Depository Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated Adjusted EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to a Person and its Restricted Subsidiaries in the definition of the term “Consolidated Adjusted EBITDA” were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a Change of Control (or similar concept) or Asset Disposition (or similar concept) occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset disposition provisions applicable to such Equity Interests, taken as a whole, are not materially more disadvantageous to the Holders of the Notes than is customary in comparable transactions (as determined in good faith by the Issuer) and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to Section 4.08 or Section 4.09.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.

“Equity Offering” means a public or private sale for cash of common stock or other Qualified Equity Interests of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its direct or indirect parent entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Issuer

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.09(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States which are in effect from time to time; provided, that if a change in GAAP would (as determined in good faith by the Issuer) materially change the calculation of any financial ratio, standard or term of this Indenture, the Issuer may provide prompt notice of such change to the Trustee, whereupon such calculations shall continue to be made in accordance with GAAP without giving effect to such change; provided further, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of the Issuer. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein (including, without limitation, Total Debt) shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Issuer or any Restricted Subsidiary at “fair value,” as defined therein. At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16(a).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business, and other than reasonable and customary indemnity obligations entered into in connection with any acquisition or disposition of assets), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means each Domestic Restricted Subsidiary of the Issuer that executes this Indenture as a “Guarantor” on the Issue Date and each other Domestic Restricted Subsidiary of the Issuer that thereafter Guarantees the Notes pursuant to the terms of this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Note Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided, that no obligations with respect to any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or its Subsidiaries shall be Hedging Obligations.

“Holder” means any registered holder, from time to time, of any Notes.

“IDB Closing Distribution” means the payment into an escrow account by the Issuer on or about May 9, 2016 of an amount not exceeding $80,000,001 (or Investments purchased with such amount) to secure guarantee obligations by the Issuer (and/or its Subsidiaries) relating to industrial development revenue bonds retained by WestRock (and/or its Affiliates).

“Indebtedness” of any Person at any date means, without duplication:

(a)       all obligations of such Person for borrowed money;

(b)       all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)       all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business);

(d)       all obligations of such Person in respect of the deferred purchase price of property or services (including payments in respect of non-competition agreements or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) current accounts payable and trade payables incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of such Person and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)       all Capitalized Lease Obligations of such Person;

(f)       the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party (in each case after giving effect to any prior reductions or drawings which may have been reimbursed);

(g)       all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(h)       all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or mandatory repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests;

(i)       all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person; and

(j)       all Guarantees by such Person of Indebtedness of others.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Person” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” has the meaning set forth in Section 2.01.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Citizens Capital Markets, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc. and Goldman Sachs & Co. LLC.

“Initial Security Interest” has the meaning set forth in Section 4.11.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on August 1, 2018.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, a rating equal to or higher than BBB- (or the equivalent) by Fitch or S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10: (a) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer; and (c) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Issuer in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Issuer and the Restricted Subsidiaries immediately after such transfer.

“Issue Date” means January 24, 2018, the date on which Notes were first issued under this Indenture.

“Issuer” has the meaning set forth in the preamble hereto

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” means a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or the location of the Corporate Trust Office are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Losses” has the meaning set forth in Section 7.07.

“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such Note on February 1, 2021 and all remaining interest payments to and including February 1, 2021 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from February 1, 2021 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate plus 50 basis points, over (y) the outstanding principal amount of such Note to be redeemed on such Make-Whole Redemption Date. The Trustee shall not be responsible for verifying or otherwise for any calculation of the Make-Whole Premium.

“Make-Whole Redemption Date” with respect to a redemption at the Make-Whole Premium, means the date such redemption is effectuated.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) any Person by the Issuer or any Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000.

“Material Disposition” means any Disposition or series of related Dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Issuer or any Restricted Subsidiary or (b) assets comprising all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of) the Issuer or any Restricted Subsidiary; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $5,000,000. For the purposes of this definition, “Disposition” means the assignment, sale, transfer, lease, exclusive license outside the ordinary course of business, or issuance of any Equity Interests of any Restricted Subsidiary, in each case other than to the Issuer or any Restricted Subsidiary.

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)       all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all U.S. federal, state and local and foreign taxes required to be paid or accrued as a liability under GAAP or reasonably estimated to be payable, as a consequence of such Asset Disposition;

(2)       all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of such Indebtedness or any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)       all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)       appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any purchase price adjustment, indemnification, and similar liabilities associated with such Asset Disposition or the property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, pursuant to the provisions of this Indenture.

“Notes” means the 4.50% Senior Notes due 2026 issued by the Issuer pursuant to this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated January 9, 2018, relating to the offering of the Initial Notes on the Issue Date.

“Officer’s Certificate” means a certificate from any authorized person designated by the applicable board of the Issuer with such authorization certified to the Trustee by the applicable corporate secretary of the Issuer, whether or not required to be provided or delivered herein by the Issuer to the Trustee.

“Officer” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Senior Vice President, any Vice President of such Person (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) or any other authorized officer or director of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or any of its Subsidiaries, or other counsel, which is reasonably acceptable to the Trustee.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“PATRIOT Act” has the meaning set forth in Section 10.17.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01(5).

“Permitted Security Interests” has the meaning set forth in Section 4.11.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity or group thereof.

“Physical Notes”: means certificated Notes in registered form that are not Global Notes.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the Issue Date or thereafter, by the Issuer or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Restricted Subsidiaries taken as a whole.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Receivables Transaction” means any receivables purchase facility or arrangement pursuant to which the Issuer and/or one or more Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) sells (or purports to sell) Receivables Assets or interests therein to a third party purchaser; provided, that recourse to the Issuer or any Restricted Subsidiary in connection with any such facility or arrangement shall be limited to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions.

“Qualified Securitization Transaction” means one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Obligations entered into in connection with such Securitization Assets; provided, that recourse to the Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale” / “absolute transfer” opinion with respect to any transfer by the Issuer or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Rating Agencies” means Moody’s, Fitch and S&P or if Moody’s, Fitch or S&P (or any combination thereof) cease to rate the Notes for reasons outside of the control of the Issuer, a nationally recognized statistical rating organization or organizations, as the case may be, within the meaning of Section 3(a)(62) of the Exchange Act, selected by Issuer which shall be substituted for Moody’s, Fitch or S&P (or any combination thereof), as the case may be.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary. Without limiting the foregoing, and in any event, Receivables Assets shall include any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with accounts receivable securitizations or accounts receivables purchase or factoring transactions and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of accounts receivable and collections in respect of accounts receivable).

“Redemption Date” when used with respect to any Note to be redeemed pursuant to section 5 of the Notes, means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

“Registrar” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.16(a).

“Regulation S Legend” means the legend substantially in the form set forth in Exhibit D.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any director, vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, and any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act.

“Restricted Payment” means any of the following:

(a)       any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Issuer or any payment (whether in cash, securities or other property), including, without limitation, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Issuer’s shareholders, partners or members (or the equivalent Person thereof); or

(b)       any Investment in an Unrestricted Subsidiary.

“Restricted Payments Basket” has the meaning set forth in clause (c) of the first paragraph of Section 4.10.

“Restricted Period” has the meaning set forth in Section 2.17(b)(i).

“Restricted Physical Note” means a Physical Note that is a Restricted Note.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“RMB” means the lawful currency of the People’s Republic of China.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.16(a).

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Restricted Subsidiaries (except a sale or transfer made to the Issuer or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Restricted Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under Section 4.11 shall not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Debt” means outstanding Indebtedness of the Issuer or a Restricted Subsidiary which is secured by (a) a Security Interest in any property or assets of the Issuer or any Restricted Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (c) revenues related to distribution and merchandising of the products of the Issuer and its Restricted Subsidiaries, (d) rents, real estate taxes and other non-royalty amounts due from franchisees, (e) intellectual property rights relating to the generation of any of the foregoing types of assets, (f) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, and (g) any other assets and property to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Secured Credit Facility” means that certain Credit Agreement, dated as of March 7, 2016, by and among the Issuer, as U.S. borrower, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent, as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Issuer or Restricted Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement or agreements and whether by the same or any other agent, trustee, lender, investor, note holder or group of lenders, investors or note holders or other creditor or group of creditors.

“Senior Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and its Restricted Subsidiaries secured by a Security Interest to (b) Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any of its Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Leverage Ratio is made, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated Adjusted EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sold Entity or Business” has the meaning specified in the definition of “Consolidated Adjusted EBITDA.”

“Special Purpose Securitization Subsidiary” means (i) a direct or indirect Subsidiary of the Issuer established in connection with a Qualified Securitization Transaction for the acquisition of Securitization Assets or interests therein, and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Spin-Off” means the separation and distribution on May 15, 2016 of the Issuer and its Subsidiaries from WestRock by way of a distribution of all of the then outstanding shares of common stock of the Issuer through a dividend in kind to holders of WestRock common stock as of the close of business of May 4, 2016.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees by the Issuer or such Restricted Subsidiary, as the case may be.

“Subsidiary” means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Suspended Covenants” has the meaning set forth in Section 4.15(a).

“Tax” means any tax, duty, levy, impost, assessment, deduction, withholding or other charge imposed by any Governmental Authority (including penalties, additions to tax, interest and any other liabilities related thereto).

“Third Party Claim” has the meaning set forth in Section 7.07.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture ..

“Total Debt” means, at any date of determination, the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, in the amount that would be reflected on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries in accordance with GAAP, but only to the extent consisting of (i) Indebtedness for borrowed money, (ii) unpaid drawings under letters of credit, (iii) Capitalized Lease Obligations (other than Capitalized Lease Obligations that are collateralized in connection with the IDB Closing Distribution) or purchase money debt, (iv) debt obligations evidenced by bonds, debentures, notes or similar instruments, (v) outstandings under any Qualified Securitization Transaction (but excluding intercompany obligations owed by a Special Purpose Securitization Subsidiary to the Issuer or any Restricted Subsidiary in connection therewith) or (vi) to the extent the same would be reflected as a liability on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP, any letters of credit supporting, or any Guarantees of, any of the foregoing which is the primary obligation of a third party (other than guarantee obligations that are collateralized in connection with the IDB Closing Distribution).

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Debt of the Issuer and its Restricted Subsidiaries to (b) Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Leverage Ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of “Consolidated Adjusted EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to any incurrence, redemption, retirement, defeasance or extinguishment of Total Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Transactions” means, collectively, the Spin-Off and the transactions undertaken by the Issuer and its Subsidiaries in connection therewith (including, without limitation, the payment of the IDB Closing Distribution and the execution, delivery, and performance of the documents governing the Senior Secured Credit Facility and the use of the proceeds of loans and the issuance of letters of credit thereunder), and the payment of the fees and expenses incurred in connection with the Spin-Off and such transactions.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Notes” means Notes that are not Restricted Notes.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors after the Issue Date, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary after the Issue Date unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Security Interest on, any property of, the Issuer or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated); provided that (i) such designation complies with Section 4.10 and (ii) each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Secured Debt by a Restricted Subsidiary of the Issuer of any outstanding Secured Debt of such Unrestricted Subsidiary, and such designation will only be permitted if immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions. For the avoidance of doubt, Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture and will not Guarantee the Notes.

“U.S. Government Obligations” means marketable direct obligations issued by, or unconditionally guaranteed as to full and timely payment by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“WestRock” means WestRock Company, a Delaware corporation.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Working Capital Loan Facility” means that certain Working Capital Loan Facility, dated as of December 12, 2014, by and among Ingevity Performance Materials (Zhuhai) Co., Ltd. and JPMorgan Chase Bank (China) Company Limited, Shanghai Branch, as such agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Issuer or Restricted Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement or agreements and whether by the same or any other agent, trustee, lender, investor, note holder or group of lenders, investors or note holders or other creditor or group of creditors.

SECTION 1.02.               Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. Except for provisions of the Trust Indenture Act specifically incorporated by reference in this Indenture, the Trust Indenture Act shall not apply to this Indenture.

SECTION 1.03.               Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)       “or” is not exclusive;

(3)       words in the singular include the plural, and in the plural include the singular;

(4)       words used herein implying any gender shall apply to both genders;

(5)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6)       unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(7)       “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(8)       “will” shall be interpreted to express a command; and

(9)       “including” means including without limitation.

ARTICLE Two

THE SECURITIES

SECTION 2.01.               Amount of Notes.

The Trustee shall initially authenticate $300,000,000 aggregate principal amount of Notes for original issue on the Issue Date (the “Initial Notes”) upon a written order of the Issuer in the form of an Officer’s Certificate. The Trustee shall authenticate additional notes (“Additional Notes”) thereafter from time to time in unlimited amount for original issue upon a written order of the Issuer in the form of an Officer’s Certificate in aggregate principal amount as specified in such order. Additional Notes shall rank pari passu with the Initial Notes and may be issued without notice to, or consent of, the Holders, and such Additional Notes shall have the have the same terms as to status, redemption or otherwise as the Initial Notes, other than with respect to the date of issuance, issue price and the amount of interest payable on the first Interest Payment Date thereto. Additional Notes shall be treated as part of the same class as the Initial Notes under this Indenture for all purposes, including waivers, amendments, redemptions and offers to purchase; provided that Additional Notes shall not be issued with the same CUSIP or ISIN, as applicable, as existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes. The Trustee shall also authenticate (i) replacement Notes as provided in Section 2.08, (ii) [reserved], (iii) Notes issued in connection with certain transfers and exchanges as provided in Sections 2.07, 2.16 and 2.17, (iv) Notes issued in connection with a partial redemption of the Notes as provided in Section 3.06 or a partial repurchase of a Note as provided in Section 4.08 and (v) Notes exchanged as provided in Section 8.05, in each case upon a written order of the Issuer in the form of an Officer’s Certificate in an aggregate principal amount as specified in such order. Each such written order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

With respect to any Additional Notes, the Issuer shall set forth in (1) a resolution of its Board of Directors and (2) (i) an Officer’s Certificate and (ii) one or more indentures supplemental hereto, the following information:

(A)        the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B)        the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(C)        whether such Additional Notes shall be Restricted Notes.

The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate and an indenture supplemental hereto setting forth the terms of the Additional Notes.

SECTION 2.02.               Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Notes) and Exhibit A-2 (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend. Regulation S Notes shall bear the Regulation S Legend.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is a conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.               Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by an Officer of the Issuer. The signature of the Officer on the Notes may be manual or facsimile.

If the Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents, at the expense of the Issuer, to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.04.               Registrar and Paying Agent.

The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency where Notes may be presented for payment (the “Paying Agent”) and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be made. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional Paying Agents. The Issuer or any of its Subsidiaries may act as Registrar or a Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Depository Custodian.

The Issuer initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. The Issuer may change the Depository at any time without notice to any Holder, but the Issuer will notify the Trustee in writing of the name and address of any new Depository.

The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium (including the Make-Whole Premium), if any, and any additional amounts, defaulted interest or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee. The Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations referred to above in this paragraph to any Holder of the Notes upon the written request of such Holder.

SECTION 2.05.               Paying Agent To Hold Money in Trust.

The Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.               Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07.               Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate new Notes (and the Guarantors shall execute the Guarantees thereon) evidencing such transfer or exchange. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer or the Trustee may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or of any Note selected for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend (or any beneficial interest therein), each Holder of such Note or holder of such beneficial interest acknowledges the restrictions on transfer of such Note or beneficial interest set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note or beneficial interest only as provided in this Indenture.

SECTION 2.08.               Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the Guarantees thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall also be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and may require the payment of a sum sufficient to cover any tax, assessment, fee or other charge that may be imposed in relation thereto and any other expenses (including the reasonable out-of-pocket fees and expenses of the Trustee) connected therewith. In the event any such mutilated, lost, destroyed, or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute a contractual obligation of the Issuer. The provisions of this Section 2.08 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed, mutilated or wrongfully taken Notes.

SECTION 2.09.               Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those delivered to the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee and the Issuer that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer and the replacement Note is cancelled by the Trustee.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10.               Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.               Temporary Notes.

Until Physical Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate Physical Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Physical Notes.

SECTION 2.12.               Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.               Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. If such default continues for thirty (30) days, the Issuer shall fix such special record date and payment date. At least 10 days before such special record date, the Issuer (or upon the written request of the Issuer, the Trustee, in the name and at the expense of the Issuer) shall send to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee. If the Issuer elects for the Trustee to send such notice to the Holders then the Issuer shall provide such notice to the Trustee along with a written notice to the Trustee instructing the Trustee to send such notice to the Holders at least five (5) days (or such shorter time as may be agreed by the Trustee in its discretion) before such notice is required to be mailed to the Holders.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

The Trustee shall not at any time be under any duty or responsibility to the Holders to determine the defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of the defaulted interest.

SECTION 2.14.               CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.

SECTION 2.15.               [Reserved].

SECTION 2.16.               Book-Entry Provisions for Global Notes.

(a)       Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. None of the Issuer, the Trustee, the Paying Agent nor the Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Note, for the records of the Depository, including records in respect of the beneficial owners of any such Global Note, for any transactions between the Depository and any Agent Member or between or among the Depository, any such Agent Member and/or any Holder or beneficial owner of such Global Note, or for any transfers of beneficial interests in any such Global Note. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

(b)       Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if the Depository notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 120 days or (ii) if the Depository has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor depository within 120 days or (iii) if there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(c)       In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation in accordance with its customary procedures, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)       Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e)       The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.               Transfer and Exchange of Notes.

(a)       Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b)       Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)       Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii)       Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof; and

(B)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof.

(iv)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (1)(a) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)       Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)       Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d)       Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i)       Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (2)(a) thereof;

(B)       if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (1) thereof;

(C)       if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (2) thereof;

(D)       if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;

(E)       [reserved]; or

(F)       if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Physical Note in accordance with its customary procedures, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii)       Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)       if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(b) thereof; or

(B)       if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)       Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Note in accordance with its customary procedures and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv)       Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e)         Transfer and Exchange of Physical Notes for Physical Notes. Upon written request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i)         Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A)       if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (1) thereof;

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E, including the certifications in item (2) thereof;

(C)       if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(a) thereof;

(D)       [reserved]; and

(E)       if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit E, including the certifications in item (3)(b) thereof.

(ii)         Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1)       if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (1)(c) thereof; or

(2)       if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (4) thereof, and, in each such case, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv)       Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar to reflect such increase.

(g)         Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.

(h)         General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

None of the Issuer, the Trustee, Paying Agent nor any Agent of the Issuer shall have any responsibility or liability in any respect of the records relating to or payment made on account of beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Physical Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.08, and 8.05).

The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes for a period of 15 days before a selection of Notes for redemption under Section 3.02, or (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Disposition Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date. Neither the Registrar nor the Issuer shall be required to register the transfer or exchange of any Note selected for redemption in, in whole or in part, except the unredeemed portion of any Note being redeemed in part; provided that new Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

The Issuer, the Trustee and the Registrar reserve the right to require the delivery by any Holder or purchaser of a Note of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Note or Restricted Physical Note is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the Commission from time to time thereunder, and applicable state securities laws.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.17 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.18.               Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed.

ARTICLE Three

REDEMPTION

SECTION 3.01.               Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to section 5 of the Notes, at least 30 days prior to the Redemption Date (unless a shorter period is acceptable to the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s) (or manner of calculation if not then known), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in section 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.                Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of Global Notes, the Notes will be selected for redemption based on the Depository’s applicable procedures); provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. In the case of Physical Notes, redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.

SECTION 3.03.               Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall send, or cause to be sent, a notice of redemption electronically or by first-class mail to each Holder of Notes to be redeemed (with a copy to the Trustee) at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.06, in accordance with section 6 of the Notes, except that notices of redemption may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance, a Covenant Defeasance, a satisfaction and discharge of the Indenture or as specified in the second paragraph of section 5 of the Notes. The Issuer may instruct the Trustee in an Officer’s Certificate to send the notice of redemption in the name of and at the expense of the Issuer; provided the Trustee receives such Officer’s Certificate at least 15 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(1)       the Redemption Date;

(2)       the redemption price and the amount of premium (or manner of calculation if not then known) and accrued interest to be paid;

(3)       if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4)       the name and address of the Paying Agent;

(5)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)       that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)       that section 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;

(8)       the aggregate principal amount of Notes that are being redeemed;

(9)       any conditions precedent to such redemption in reasonable detail; and

(10)       that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in whole and not in part in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or by the Redemption Date as so delayed, or such notice or offer may be rescinded at any time, by notice to the applicable Holders (with a copy to the Trustee), in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived. Such notice of rescission shall be delivered on or before the Business Day prior to the Redemption Date and shall describe the failure of the condition in reasonable detail.

The Issuer may provide in any notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by a Person or Persons other than the Issuer.

SECTION 3.04.               Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is sent and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to, but excluding, the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in such notice and in which case if and/or to the extent such condition(s) precedent is/are not satisfied the Issuer shall have no obligation to redeem Notes on such Redemption Date. Upon surrender of Notes to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest to, but excluding, the Redemption Date shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.               Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation).

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.               Notes Redeemed in Part.

Upon surrender of a Physical Note that is redeemed in part, the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Physical Note surrendered.

SECTION 3.07.               Mandatory Redemption, Etc.

Except as set forth in Sections 4.08 and 4.09, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

In addition, notwithstanding anything to the contrary herein, the Issuer shall be permitted to acquire or repurchase the Notes by means other than as set forth in this Article Three, including by tender offers, open market purchases, negotiated transactions or otherwise, in each case in accordance with applicable securities laws; provided that such acquisitions or repurchases do not otherwise violate the terms of this Indenture.

ARTICLE Four

COVENANTS

SECTION 4.01.               Payment of Notes.

(a)       The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold by 11:00 a.m., New York City time, on that date U.S. Dollars designated for and sufficient to pay such installment.

(b)       The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.               Maintenance of Office or Agency.

(a)       The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange or for presentation for payment or repurchase. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

(b)       The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)       The Issuer hereby designates the Corporate Trust Office of the Trustee, or its Agent, as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03.               Legal Existence.

Except as permitted by Section 4.09 or Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Restricted Subsidiary and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04.               [Reserved].

SECTION 4.05.               Waiver of Stay, Extension or Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.               Compliance Certificate.

(a)       The Issuer shall deliver, or cause to be delivered, to the Trustee, within 120 days after the end of each Fiscal Year, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default, and whether or not the signer knows of any Default under this Indenture that is continuing, and, if the signer knows of any such Default, a description of the event and what action the Issuer and its Restricted Subsidiaries are taking or propose to take with respect thereto.

(b)       The Issuer shall deliver, or cause to be delivered, to the Trustee, within 15 Business Days after an executive officer of the Issuer becomes aware of any Default or Event of Default, a statement in the form of an Officer’s Certificate specifying such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.07.               [Reserved].

SECTION 4.08.               Repurchase at the Option of Holders upon Change of Control.

(a)       Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the rights of Holders of Notes to be purchased on or after the record date for the payment of interest to receive interest on the relevant interest payment date) (the “Change of Control Payment”).

(b)       Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control but after the public announcement thereof (in which case, the notice may state that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein), the Issuer will mail (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, send electronically), a written notice to each Holder and the Trustee. The notice shall describe the transaction or transactions that constitute the Change of Control and offer to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent (provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date notice is sent) as any or all conditions to such Change of Control Offer are satisfied or waived), other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

(1)       that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(2)       the offer price and the Change of Control Payment Date;

(3)       that any Note not tendered will continue to accrue interest;

(4)       that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)       that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Note at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)       that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the third Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(7)       that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and

(8)       the material circumstances and relevant facts regarding such Change of Control.

(c)       On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)       accept for payment all Notes or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)       deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)       deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.

The Paying Agent or tender agent appointed for such purpose will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Issuer shall execute and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer will have the right, upon not less than 15 nor more than 30 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued but unpaid interest, if any, to, but excluding, the Change of Control Payment Date (subject to the rights of Holders of Notes to be redeemed on or after the record date for the payment of interest to receive interest on the relevant interest payment date).

Upon the payment of the Change of Control Payment, the Issuer shall, subject to the provisions of Section 2.16, deliver or cause to be delivered the Notes purchased to the Trustee for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(d)       The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to this Indenture as described in Article Three prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.08.

(e)       The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(f)       For the avoidance of doubt, the Issuer’s obligations under this Section 4.08 will not continue after the Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine.

SECTION 4.09.               Limitation on Asset Dispositions.

(a)       The Issuer shall not, and shall not permit any other Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)       the Issuer or such Restricted Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition; and

(2)       at least 75% of the consideration received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, together with the items deemed to be such pursuant to clause (b) below, the “Cash Consideration”).

(b)       For the purposes of this Section 4.09, the following are deemed to be Cash Consideration:

(1)       any liabilities (as reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s most recent consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets;

(2)       any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or cash equivalents within 180 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and

(3)       any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of $75.0 million and 7.5% of Consolidated Total Assets (with the fair market value of each item of Designated Non-cash Consideration being determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition without giving effect to subsequent changes in value).

(c)       Within 15 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, the Issuer (or such Restricted Subsidiary, as the case may be) may apply the Net Available Cash from such Asset Disposition:

(1)       to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase Secured Debt of the Issuer or any Guarantor or Indebtedness of a Wholly Owned Subsidiary of the Issuer that is a Restricted Subsidiary but is not a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), provided that such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(2)       to the extent the Issuer elects, to acquire Additional Assets or to make any other Capital Expenditures;

(3)       to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase Pari Passu Indebtedness (other than Secured Debt); provided, that the Issuer shall make an offer to the Holders of the Notes to purchase a pro rata principal amount of the Notes pursuant to and subject to the conditions set forth below; and

(4)       to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any purpose permitted by the terms of this Indenture.

In the case of clause (2) above, a binding commitment to apply such Net Available Cash pursuant to clause (B) within 180 days of such commitment (an “Acceptable Commitment”) shall be treated as a permitted application of such Net Available Cash pursuant to clause (2); provided, that (x) in the event that any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, then such Net Available Cash shall constitute Excess Proceeds upon the expiration of such 15 month period, and (y) if the Net Available Cash is not applied as contemplated by such Acceptable Commitment within the later of (i) 15 months following the later of the date of such Asset Disposition or the receipt of such Net Available Cash and (ii) 180 days following entry into such Acceptable Commitment, then such Net Available Cash shall constitute Excess Proceeds. Pending application of Net Available Cash pursuant to this Section 4.09, such Net Available Cash may be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by this Indenture.

(d)       The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuer shall make an offer to purchase Notes (an “Asset Disposition Offer”) within ten Business Days thereof, and shall purchase Notes tendered pursuant to an Asset Disposition Offer by the Issuer for the Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued and unpaid interest, if any, to, but excluding, such date of repurchase (or, in respect of such other Pari Passu Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Asset Disposition Offer and the contemporaneous offer with respect to any other Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price of the Notes and other Pari Passu Indebtedness tendered in an Asset Disposition Offer exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such Notes and other Pari Passu Indebtedness on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be applied as provided pursuant to the terms of such Indebtedness. Upon completion of such an Asset Disposition Offer, Excess Proceeds will be deemed to be reset to zero.

(e)       The Issuer shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of its compliance with such securities laws or regulations.

SECTION 4.10.               Limitation on Restricted Payments.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(a)         a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(b)         on a pro forma basis after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2:00 to 1:00; or

(c)         the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (b), (c), (d), (e), (f), (h), (i), (j) and (k) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(1)       50% of Consolidated Net Income of the Issuer determined in accordance with GAAP for the period (taken as one accounting period) commencing on the first day of the fiscal quarter during which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit); plus

(2)       100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of property and marketable securities, in each case received by the Issuer from (a) the issuance and sale of Qualified Equity Interests of the Issuer after the Issue Date or (b) the issuance or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Qualified Equity Interests of the Issuer, or (c) any capital contribution made to the Issuer, in each case other than (A) any such proceeds which are used to redeem Notes in accordance with the first paragraph under section 5 of the Notes, (B) any such proceeds or assets received from a Subsidiary of the Issuer or (C) contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (c) of the next succeeding paragraph; plus

(3)       the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) thereof into Qualified Equity Interests of the Issuer (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); plus

(4)       to the extent not already included in Consolidated Net Income of the Issuer, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of property and marketable securities received by the Issuer or any of its Restricted Subsidiaries by means of the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (h) of the next succeeding paragraph) or a dividend from an Unrestricted Subsidiary; plus

(5)       in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (h) of the next succeeding paragraph).

The foregoing provisions will not prohibit:

(a)       the payment by the Issuer of any dividend or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(b)       payments by the Issuer payable solely in its common stock or other Qualified Equity Interests or the redemption of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests of the Issuer;

(c)       payments by the Issuer to redeem Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or, in each case, their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries (or any direct or indirect parent company thereof), upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $7.5 million during any calendar year (with unused amounts being available to be used in the following calendar year but not any succeeding calendar year) plus (B) the amount of any net cash proceeds received by the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer to officers, directors or employees of the Issuer or the Subsidiaries (or any direct or indirect parent company thereof) that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that neither (x) cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer in connection with a repurchase of Equity Interests of the Issuer from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or, in each case, their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries (or any direct or indirect parent company thereof) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this Section 4.10 or any other provisions of this Indenture;

(d)       repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represent a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award (and related payments by the Issuer or any Restricted Subsidiary in respect thereof);

(e)       the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of any convertible or exchangeable debt securities or (iii) the conversion or exchange of Equity Interests of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, or transfer of assets;

(f)       the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to any class or classes of holders of its Equity Interests on a pro rata basis;

(g)       the payment of any dividend or distribution by the Issuer in respect of its common stock in an aggregate amount not to exceed, in any fiscal year, $35.0 million (with unused amounts being available to be used in the following fiscal year but not any succeeding fiscal year);

(h)       Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $100.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(i)       other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Leverage Ratio would not exceed 4.25 to 1.00;

(j)       Restricted Payments under or in respect of hedge and warrant transactions entered into in connection with a convertible notes offering of the Issuer or any Restricted Subsidiary; provided that the proceeds of such offering are contributed to the Issuer or such Restricted Subsidiary; or

(k)       other Restricted Payments in an aggregate amount not to exceed $50.0 million;

provided that (i) in the case of any Restricted Payment pursuant to clause (g), (h), (i) or (k)of the second paragraph of this Section 4.10, no Default shall have occurred and be continuing or occur as a consequence thereof, and (ii) no net cash proceeds from the issuance and sale of Qualified Equity Interests of the Issuer that are used to make a payment pursuant to clause (b) or (c)(B) of the second paragraph of this Section 4.10 shall increase the Restricted Payments Basket.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.10 and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.11.               Limitation on Liens.

The Issuer will not at any time create, incur, assume or suffer to exist, and will not cause or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Security Interest on any Principal Facility (the “Initial Security Interest”) securing any Secured Debt (or any Indebtedness existing on the Issue Date which would constitute Secured Debt if it were secured by a Security Interest), without first making effective provision whereby the Notes and the related Note Guarantees and any other Indebtedness of the Issuer or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or existence of the following permitted Security Interests (the “Permitted Security Interests”):

(1)       Security Interests on property acquired, constructed, developed or improved after the Issue Date by the Issuer or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after such acquisition, construction, development or improvement;

(2)       Security Interests on property at the time of the acquisition thereof, or on the property or on the outstanding shares or Indebtedness of a Person at the time it becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or a Restricted Subsidiary, or on properties of a Person acquired by the Issuer or a Restricted Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests (x) may not extend to any other property of the Issuer or such Restricted Subsidiary other than proceeds and products of such property, shares or Indebtedness and accessions thereto and (y) are not created or incurred in connection with, or in contemplation of, such acquisition;

(3)       Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or any Restricted Subsidiary;

(4)       Security Interests securing Indebtedness of a Restricted Subsidiary owing to the Issuer or to another Restricted Subsidiary;

(5)       Security Interests to secure (i) obligations under the Senior Secured Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $1,150.0 million and (y) the maximum amount that would not cause the Senior Secured Leverage Ratio to exceed 4.00 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests, and (ii) obligations under the Working Capital Loan Facility or other Indebtedness denominated in RMB in an aggregate principal amount at any time outstanding not to exceed 250,000,000 RMB;

(6)       Security Interests existing on the Issue Date;

(7)       any Security Interest arising by reason of deposits with, or the giving of any form of security to, any Governmental Authority or any Person or body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(8)       materialmens’, processors’, landlord’s, carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not more than 90 days overdue or that are being contested in good faith;

(9)       Security Interests for taxes, assessments or governmental charges not more than 90 days overdue or for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings and for which the Issuer or a Restricted Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP;

(10)       Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, enforcement thereof is stayed or does not give rise to an Event of Default;

(11)       landlords’ liens on fixtures on premises leased in the ordinary course of business;

(12)       Security Interests on assets of the Issuer or any of its Restricted Subsidiaries securing Hedging Obligations or Treasury Management Arrangements;

(13)       survey exceptions, covenants, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(14)       Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15)       filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(16)       bankers’ liens and rights of setoff;

(17)       Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18)       Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)       grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(20)       Security Interests incurred or pledges or deposits made (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), environmental laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth in clause (i) above, or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(21)       pledges and deposits made in the ordinary course of business to secure liability to insurance carriers;

(22)       Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;

(23)       Security Interests on the Capital Stock of any Unrestricted Subsidiary or joint venture which secures Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture;

(24)       Security Interests on the assets of any Restricted Subsidiary that is not a Guarantor and which secures Indebtedness (including, for the avoidance of doubt, a Guarantee of Indebtedness of another Person) or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor);

(25)       Security Interests to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Security Interest referred to in the foregoing clause (1), (2), (5)(i)(y), (6) or (22) above, this clause (25) or clause (26) below; provided that (x) such new Security Interest shall be limited to all or part of the same property that secured the original Security Interest (plus improvements thereof, accessions thereto and proceeds thereof) and (y) the Indebtedness secured by such Security Interest at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (1), (2), (5)(i)(y), (6) or (22) above or clause (26) below at the time the original Security Interest became a Permitted Security Interest under this Section 4.11 and in the case of this clause (25) at the time of refinancing, refunding, extending, renewing or replacing such Permitted Security Interest and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(26)       other Security Interests securing Indebtedness, in an aggregate principal amount for the Issuer and its Restricted Subsidiaries together with the amount of Capitalized Lease Obligations incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed (together with any refinancing, refunding, extension, renewal or replacement thereof pursuant to clause (25) above) the greater of $75.0 million and 7.5% of Consolidated Total Assets at any one time outstanding;

(27)       Security Interests created or deemed to exist in connection with any Qualified Securitization Transaction or Qualified Receivables Transaction (including any related filings of any financing statements), but only to the extent that such Security Interests attach to assets actually sold, contributed, financed or otherwise conveyed or pledged in connection with such Qualified Securitization Transaction or Qualified Receivables Transaction;

(28)       any Security Interests or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business and covering only the assets so leased, licensed or subleased;

(29)       Security Interests on any margin stock purchased or carried by the Issuer or any of its Subsidiaries;

(30)       Security Interests (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(31)       Security Interests in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(32)       Security Interests (i) on cash advances in favor of the seller of any property to be acquired in an acquisition permitted hereunder or any other Investment not prohibited hereunder and (ii) consisting of an agreement to dispose of any property in an Asset Disposition or other disposition permitted hereunder, solely to the extent such acquisition, Investment, Asset Disposition or other disposition, as the case may be, would have been permitted on the date of the creation of such Security Interest;

(33)       Security Interests securing Indebtedness of foreign Subsidiaries and foreign cash services Indebtedness, in each case to the extent attaching to the assets of such foreign Subsidiaries;

(34)       Security Interests not released, terminated or satisfied of record to the extent the underlying obligation purporting to be secured thereby has been paid or satisfied in full and any obligation to extend credit with respect thereto extinguished;

(35)       Security Interests on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or any other transaction permitted under this Indenture;

(36)       in connection with the sale or transfer of Equity Interests or other assets in a transaction permitted by this Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(37)       ground leases in respect of real property on which facilities owned or leased by any of the Restricted Subsidiaries are located;

(38)       Security Interests deemed to exist in connection with Investments in repurchase agreements for securities constituting cash equivalents;

(39)       Security Interests on the cash and Investments comprising the IDB Closing Distribution;

(40)       pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance and return-of-money bonds, government contracts, trade contracts (other than for Indebtedness) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above; and

(41)       Security Interests that are contractual rights of set-off.

Additionally, such Permitted Security Interests include Security Interests securing any extension, renewal or refunding, in whole or in part, of any Secured Debt, the Security Interests securing which were permitted at the time of the original incurrence thereof; provided that the Security Interest securing the extended, renewed or refunded Secured Debt is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Security Interest arose, could secure the original Security Interest (plus improvements and accessions to such property or proceeds or distributions thereof).

Any Security Interest created for the benefit of the Holders of the Notes pursuant to this Section 4.11 shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon (i) the release and discharge of the Security Interests giving rise to the obligation to create such Security Interest for the benefit of the Holders or (ii) such Initial Security Interest becoming a Permitted Security Interest (as if created at such time). At the written request of the Issuer, the Trustee shall execute and deliver all documents that the Issuer or the applicable Guarantor shall reasonably request to evidence such release; provided, however, that the Trustee shall be entitled to receive an Officer’s Certificate and Opinion of Counsel regarding such release before executing and delivering such instruments.

For purposes of determining compliance with this Section 4.11, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest (or any portion thereof) meets the criteria of more than one of the exceptions described in clauses (1) through (41) of this Section 4.11, the Issuer may, in its sole discretion, classify or reclassify the Permitted Security Interest (or any portion thereof) in any manner that complies with this Section 4.11.

SECTION 4.12.               Limitation on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any Sale and Leaseback Transaction unless:

(1)       the Issuer or such Restricted Subsidiary would be entitled to incur Secured Debt pursuant to Section 4.11 equal in amount to any Capitalized Lease Obligations arising in connection with such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the Notes and the related Note Guarantees as provided under Section 4.11; or

(2)       the Issuer or a Restricted Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to the net proceeds of the property sold or transferred pursuant to such Sale and Leaseback Transaction to (x) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Principal Facilities or a part thereof or (y) the redemption of Notes issued under this Indenture or to the repayment or redemption of long-term Indebtedness of the Issuer or of any Restricted Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption the Issuer may, within 180 days after such sale or transfer, deliver to the Trustee Notes issued under this Indenture, or to the appropriate trustee or agent, if applicable, long-term Indebtedness, in each case for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness delivered for cancellation.

SECTION 4.13.               Reports to Holders.

(a)       Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations of the Commission, so long as any Notes are outstanding under this Indenture, the Issuer will furnish to the Trustee and Holders the following:

(1)       all quarterly and annual financial information of the Issuer that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2)       all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports (during any period in which the Issuer is not required to file reports with the Commission, such current reports need only be prepared or delivered if the Issuer determines in good faith that the information to be reported is material to the Holders of the Notes or the business, operations, assets, liabilities or financial position of the Issuer and its Subsidiaries, taken as a whole), in each case, within the time periods specified in the Commission’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the SEC, within the time periods specified in the Commission’s rules and regulations applicable to a “non-accelerated filer”).

(b)       The Issuer will make all such information (as well as the details regarding the conference call described below) available to the Trustee and the Holders of the Notes, in each case, by posting such information on its website, on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment. The Issuer will hold quarterly conference calls (for the avoidance of doubt, the Issuer’s quarterly earnings call shall satisfy such requirement) for the Holders and securities analysts to discuss such financial information for the previous reporting period no later than ten Business Days after distribution of such financial information.

(c)       In addition, the Issuer will, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)       The Issuer will be deemed to have furnished the reports referred to in clauses (1) and (2) of the first paragraph of this Section 4.13 if the Issuer has publicly filed or publicly furnished reports containing such information with the SEC. The terms of this Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.

(e)       Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture, including, without limitation, Officer’s Certificates delivered pursuant to Section 4.06(a)) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with respect to any reports filed with the Commission or EDGAR or any website under the Indenture, or participate in any conference calls.

SECTION 4.14.               Additional Note Guarantees.

If, on or after the Issue Date:

(1)       the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary that Guarantees any Indebtedness under the Senior Secured Credit Facility or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Restricted Subsidiaries) with an aggregate principal amount greater than or equal to $100.0 million; or

(2)       any Domestic Restricted Subsidiary of the Issuer that Guarantees any Indebtedness under the Senior Secured Credit Facility or any other capital markets Indebtedness of the Issuer or a Guarantor (other than Indebtedness owing to the Issuer or any of its Restricted Subsidiaries) with a principal amount greater than or equal to $100.0 million, and that Subsidiary was not a Guarantor immediately prior to such Guarantee (an “Additional Obligor”), then that newly acquired or created Subsidiary or Additional Obligor, as the case may be shall (i) become a Guarantor and (ii) execute a supplemental indenture substantially in the form of Exhibit H within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.

In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied.

SECTION 4.15.               Suspension of Covenants Upon Achievement of Investment Grade Ratings.

(a)       If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from at least two of the Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Sections 4.09, 4.10, 4.12 and 4.14 hereof (collectively, the “Suspended Covenants”).

(b)       In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating such that the Notes no longer have Investment Grade Ratings from at least two of the Rating Agencies, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”

(c)       Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Available Cash shall be reset at zero. In the event of any such reinstatement on a Reversion Date, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such Reversion Date (and no action taken or omitted to be taken following a Reversion Date in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during a Suspension Period) will give rise to a Default or Event of Default under this Indenture with respect to the Suspended Covenants. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.10 will be made as though Section 4.10 had been in effect since the Issue Date and prior to, but not during, the Suspension Period; provided that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, unless such designation would have complied with Section 4.10 as if Section 4.10 would have been in effect during such period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.10.

(d)       The Issuer will be required to provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s and its Subsidiaries’ future compliance with the requirements of this Indenture or (iii) notify the holders of any Covenant Suspension Event or Reversion Date.

ARTICLE Five

SUCCESSOR CORPORATION

SECTION 5.01.               Consolidation, Merger and Sale of Assets.

(i) The Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person (other than a Note Guarantor) and (ii) the Issuer will not permit any of its Restricted Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in each case, to, another Person (other than the Issuer or a Note Guarantor) unless:

(1)       (a) the Issuer shall be the continuing corporation, or (b) the successor or transferee Person shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof and the successor or transferee Person expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes and this Indenture;

(2)       after giving effect to the transaction, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become a Default or Event of Default, shall have occurred and be continuing; and

(3)       in the case of clause (1)(b) above, the successor or transferee Person shall have delivered, or caused to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that the conditions precedent to such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition have been satisfied.

Clause (2) of the first paragraph of this Section 5.01 will not apply to (x) any merger or consolidation of the Issuer with or into one of its Restricted Subsidiaries for any purpose or (y) any merger or consolidation of the Issuer or a Restricted Subsidiary solely for the purpose of reincorporating the Issuer or a Restricted Subsidiary in another jurisdiction. Nothing in this Section 5.01 shall prohibit or restrict any Transfer by a Restricted Subsidiary that is not a Note Guarantor to the Issuer or any Restricted Subsidiary.

SECTION 5.02.               Successor Person Substituted.

Upon any consolidation, combination or merger of the Issuer or any Transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in accordance with Section 5.01, in which the Issuer is not the continuing obligor under this Indenture and the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named therein as the Issuer, and the Issuer will be released from the obligation to pay the principal of and interest on the Notes and all of the Issuer’s other obligations and covenants under the Notes and this Indenture.

ARTICLE Six

DEFAULTS AND REMEDIES

SECTION 6.01.               Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1)       default for 30 consecutive days in the payment when due of interest with respect to the Notes;

(2)       default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

(3)       failure by the Issuer after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with the provisions of Section 4.08;

(4)       failure by the Issuer or any Restricted Subsidiary for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under this Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in this Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this Section 6.01);

(5)       default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary or the payment of which is Guaranteed by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)       failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $50.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)       (A) a court of competent jurisdiction over the Issuer or any Restricted Subsidiary enters (x) a decree or order for relief in respect of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, in each case, the continuance of any such decree or order for relief or other such decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Issuer or any such Restricted Subsidiary or group of Restricted Subsidiaries, or (iii) effects any general assignment for the benefit of creditors; and

(8)       any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and such Note Guarantee).

In the event of any Event of Default specified in Section 6.01(5), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action of the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged in full or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.02.               Acceleration of Maturity; Rescission.

If any Event of Default occurs and is continuing under this Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) occurs with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice.

Notwithstanding the foregoing, after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)       all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; and

(2)       to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.               Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested in writing by the Holders of a majority of the aggregate principal amount of the Notes then outstanding to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.

SECTION 6.04.               Waiver of Existing Defaults and Events of Default.

(a)       Subject to Sections 2.10, 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to waive any existing Defaults or Events of Default under this Indenture except a Default or Event of Default in the payment of principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 (provided, however, that pursuant to Section 6.02 of this Indenture the Holders of a majority in aggregate principal amount of outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

(b)       Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.               Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification and security satisfactory to it against any cost, liability or expense that might be caused by taking such action or following such direction.

SECTION 6.06.               Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)       the Holder has previously given the Trustee written notice of a continuing Event of Default;

(2)       the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3)       such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)       the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity against any cost, liability or expense that might be caused by complying with such request; and

(5)       the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of the right to receive payment of principal, premium (if any) or interest on such Note on or after the respective due dates expressed in such Note. A Holder may not use any provision of this Indenture to disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.               No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 6.08.               Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the legal right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes, is absolute and unconditional and shall not be amended or waived without the consent of such Holder.

SECTION 6.09.               Collection Suit by Trustee.

If an Event of Default pursuant to clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.               Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee in connection with any such judicial proceeding to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.               Priorities.

If the Trustee collects any money or property pursuant to this Article Six, the Trustee shall pay out or distribute such money or property in the following order:

FIRST: to the Trustee, its agents and any predecessor Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.               Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE Seven

TRUSTEE

SECTION 7.01.               Duties of Trustee.

(a)       If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person under the circumstances would exercise or use under the same circumstances in the conduct of his or her own affairs.

Except for an Event of Default pursuant to Section 6.01(1) or 6.01(2) (upon the occurrence of which the Trustee if then acting as Paying Agent will be deemed to have knowledge thereof), the Trustee shall not be deemed to have notice or be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such an Event of Default by the Issuer or by the Holders of at least 25% of the aggregate principal amount of the Notes outstanding by written notice of such event sent to the Trustee in accordance with Section 10.02, and such notice references the Notes and this Indenture and such notice states that it is notice of an Event of Default.

(b)       Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(c)       The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)       this paragraph does not limit the effect of subsection (b) of this Section 7.01;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes outstanding pursuant to the terms of this Indenture; and

(4)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(d)       Whether or not therein expressly so provided, Section 7.01 and Section 7.02 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but in no way limited to, the fees and disbursements of agents and attorneys). The Trustee’s fees, expenses and indemnities (in each of its capacities under this Indenture) (including, but in no way limited to, the fees and disbursements of agents and attorneys) are included in the amounts guaranteed by the Note Guarantees.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.               Rights of Trustee.

Subject to Section 7.01:

(1)       The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)       Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel, or both. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)       The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or indirectly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(4)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct.

(5)       The Trustee may consult with counsel of its selection, at the expense of the Issuer, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(6)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, but not limited to, as Registrar, Paying Agent and Depository Custodian), and each agent, custodian and other person employed to act hereunder.

(7)       The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.

(8)       The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(9)       In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(10)       The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture.

(11)       If any party fails to deliver a notice relating to an event the fact of which, pursuant to the Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.

(12)       The Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Issuer’s covenants in this Indenture or the financial performance of the Issuer; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Issuer is properly performing its duties hereunder.

SECTION 7.03.               Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04.               Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication. The Trustee shall not be responsible for any statement in the Offering Memorandum or any other document utilized by the Issuer in connection with the sale of the Notes, and shall not be responsible for any rating on the Notes or any action or omission of any Rating Agency.

SECTION 7.05.               Notice of Defaults.

If a Default or Event of Default occurs and is continuing (which shall not be cured or waived) and if it is actually known to a Responsible Officer of the Trustee (pursuant to Section 7.01(a) hereof), the Trustee shall mail or otherwise deliver (in accordance with the applicable procedures of the Depository) to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default under Section 6.01(1) or (2)) and shall be fully protected in so withholding if it determines that withholding notice is in the Holders’ interest.

SECTION 7.06.               Reports by Trustee to Holders.

Within 60 days after each May 15 following the date of initial issuance of the Notes under this Indenture, the Trustee shall mail to each Holder a brief report dated as of such date that complies with § 313(a) of the Trust Indenture Act. The Trustee also shall comply with the provisions of § 313(b)(2) of the Trust Indenture Act, to the extent applicable.

Reports pursuant to this Section 7.06 shall be transmitted by mail (or, in the case of a Global Note, sent in accordance with applicable procedures of the Depository):

(1)       to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)       to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

SECTION 7.07.               Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time compensation as agreed upon in writing for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, stockholders, directors and officers and any predecessor Trustee (each of them, an “Indemnified Person”) for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, taxes (other than taxes based on the income of the Trustee or any other Indemnified Person) and reasonable attorneys’ fees and expenses (collectively, “Losses”) incurred by each of them in connection with the acceptance or administration of this Indenture or the performance of its duties under this Indenture or the exercise of its rights and powers under the Notes and the Note Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.07), the Notes and the Note Guarantees or otherwise arising under this Indenture and including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder, the Issuer, any Guarantor or otherwise) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder (including, without limitation, settlement costs). The applicable Indemnified Person shall notify the Issuer and the Guarantors in writing promptly of any third party claim of which such Indemnified Person has actual knowledge for which it may seek indemnity (each, a “Third Party Claim”); provided that the failure so to notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are actually prejudiced thereby. Neither the Issuer nor any Guarantor need pay for any settlement or provide any indemnification for any other Losses associated therewith to the extent such settlement is made in connection with any Third Party Claim without its consent (not to be unreasonably withheld). The Trustee shall have the right to its own counsel and the Issuer shall pay the reasonable fees and expenses of such counsel in connection with any Third Party Claim to the extent the Trustee reasonably determines that a conflict of interest exists or is required in connection with the performance of its duties under this Indenture.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee or any other Indemnified Person for any expense or indemnify it against any loss or liability to have been incurred by such Indemnified Person through its own gross negligence or willful misconduct, or bad faith.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven; provided, however, that the gross negligence, willful misconduct, or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. The provisions of this Section 7.07 shall apply to the Trustee in its capacity as Paying Agent, Registrar and any other Agent under this Indenture.

SECTION 7.08.               Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing. The Issuer may remove the Trustee at its election if:

(1)       the Trustee fails to comply with Section 7.10;

(2)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)       a receiver or other public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, Holders holding at least 10% in aggregate principal amount of the Notes outstanding may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.               Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities, that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and that is not an obligor upon the Notes or an Affiliate thereof.

SECTION 7.11.               Preferential Collection of Claims Against Issuer.

The Trustee is subject to and shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 7.12.               Paying Agents.

The Issuer shall cause each Paying Agent, other than the Issuer, a Subsidiary thereof or the Trustee, to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)       that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B)       that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)       that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE Eight

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.               Without Consent of Holders.

Notwithstanding Section 8.02, the Issuer, the Guarantors and the Trustee may modify and amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:

(1)       to cure any ambiguity, omission, defect or inconsistency;

(2)       to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3)       to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders of the Notes in accordance with the terms of this Indenture;

(4)       to secure the Notes;

(5)       to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of this Indenture;

(6)       to conform the text of this Indenture, the Notes, or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in the “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;

(7)       to provide for the issuance of Additional Notes in accordance with this Indenture;

(8)       to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect;

(9)       to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(10)       to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes; and

(11)       to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any other Guarantor with respect to the Notes.

After an amendment or supplement under this Section 8.01 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment or supplement. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 8.02.               With Consent of Holders.

(a)       Except to the extent provided in Section 8.01 and subsections (b) and (c) of this Section 8.02, this Indenture, the Notes or any Note Guarantee may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of this Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

(b)       Except as provided in Section 8.02(a), without the consent of each Holder of Notes issued under this Indenture affected thereby, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1)       reduce the principal amount of Notes issued under this Indenture whose Holders must consent to an amendment, supplement or waiver;

(2)       reduce the principal amount of or change the fixed maturity of any such Notes, or reduce the premium payable upon the redemption of any such Notes or change the time at which any such Notes may be redeemed as set forth in Article Three; provided, that the notice period for redemption may be reduced to not less than 3 Business Days with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding if a notice of redemption has not prior thereto been sent to such Holders;

(3)       reduce the rate of or extend the time for payment of interest on any such Notes;

(4)       waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)       make any such Note payable in currency other than that stated in such Note;

(6)       make any change in the amendment or waiver provisions of this Indenture which require the consent of each Holder;

(7)       amend or waive the legal right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)       after the Issuer’s obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions related thereto;

(9)       release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(10)       expressly subordinate any such Note or any applicable Note Guarantee to any other Indebtedness of the Issuer or any Guarantor.

(c)       It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Notwithstanding anything herein or otherwise, the provisions of this Indenture relative to the Issuer’s obligation to make any offer to repurchase the Notes as set forth in Sections 4.08 and 4.09 may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes outstanding, provided that the Issuer’s obligation to purchase Notes thereunder has not arisen prior to such waiver or modification. For the avoidance of doubt, no amendment to, or deletion of, any of the covenants in this Indenture, including, without limitation, those set forth in Article Four and Article Five, shall be deemed to amend or waive the legal right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

(d)       After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall send to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03.               [Reserved].

SECTION 8.04.               Revocation and Effect of Consents.

(a)       After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

(b)       The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

(c)       After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.               Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall, in the case of a Physical Note, request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for such Physical Note shall issue, the Guarantors shall endorse and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.               Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that all covenants and conditions precedent to such amendment, supplement or waiver have been satisfied and that such amendment, supplement is authorized or permitted by this Indenture.

ARTICLE Nine

DISCHARGE OF INDENTURE; DEFEASANCE; GUARANTEE

SECTION 9.01.               Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the expense and upon the written request of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when:

(1)       all outstanding Notes issued under this Indenture (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered by the Trustee for cancellation; or

(2)       (a) all Notes outstanding under this Indenture (I) have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption, (II) will become due and payable within one year, or (III) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and, in each case, the Issuer or any Guarantor irrevocably deposits with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay the principal of, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be; (b) the Issuer has paid or caused to be paid all other sums payable by the Issuer or any Guarantor under this Indenture; and (c) the Issuer shall have delivered (I) irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the applicable Redemption Date, as the case may be, and (II) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.11, 2.17, 4.01, 4.02, 7.07, and this Article Nine shall survive such satisfaction and discharge until the Notes are no longer outstanding, and thereafter the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.               Legal Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, upon receipt of a written request from the Issuer, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)       the rights of the Holders of the outstanding Notes to receive solely from the trust described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,

(2)       the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, in each case under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.11, 2.17, and 4.02,

(3)       the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith, and

(4)       this Article Nine.

Concurrently with any Legal Defeasance, the Issuer may, at its further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Note Guarantees, if any, then existing and obtain the release of the Note Guarantees of any or all Guarantors. In order to exercise such option regarding a Note Guarantee, the Issuer shall provide the Trustee with written notice of its desire to terminate such Note Guarantee prior to the delivery of the Opinions of Counsel referred to in Section 9.04.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.               Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.01(c), 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14 and Section 5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6) and (8) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04.               Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)       the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under this Indenture, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, which opinion shall be delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)       in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)       in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)       no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)       such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)       the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under this Indenture over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)       the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.05.               Deposited Money and U.S. Government Obligations To Be Held in Trust.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.04 which (with respect to any U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.               Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07.               Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.04, to the Issuer upon a request of the Issuer (or, if such moneys and U.S. Government Obligations had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.                Moneys Held by Trustee.

Any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.

SECTION 9.09.               Guarantee.

The Guarantors, by execution of this Indenture, jointly and severally, unconditionally guarantee to each Holder and to the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 9.14, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection).

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or any Holder under the Note Guarantees.

SECTION 9.10.               Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 9.09, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form attached hereto as Exhibit G, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 9.09 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 9.11.               Release of Guarantors.

(a)       A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following:

(1)       any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor to any Person that is not a Guarantor of all or substantially all of the properties and assets of, such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of the Senior Secured Credit Facility and any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee;

(2)       any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary; provided that such Guarantor is also released from all of its obligations in respect of the Senior Secured Credit Facility or any other capital markets Indebtedness that gave rise to the obligation to provide such Note Guarantee;

(3)       the release of such Guarantor from all guarantee obligations of such Guarantor in respect of the Senior Secured Credit Facility or any other capital markets Indebtedness that gave rise (or would give rise) to the obligation to provide such Note Guarantee;

(4)       upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article Nine; or

(5)       such Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture.

(b)       Solely in the case of Section 9.11(a)(3), if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release or discharge of a Note Guarantee, such release or discharge shall not be effective against the Trustee or the Holders of the Notes to which such Note Guarantee relates until such time as such Default or Event of Default is cured or waived (unless such release or discharge is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for the Senior Secured Credit Facility or other capital markets Indebtedness that constitutes Secured Debt and which gave rise (or would give rise) to the obligation to provide such Note Guarantee, in each case in connection with the exercise of remedies against such Equity Interests).

(c)       At the written request of the Issuer, the Trustee shall execute and deliver all documents that the Issuer or such Guarantor shall reasonably request to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Nine (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to this Section 9.11); provided, however, that the Trustee shall be entitled to receive an Officer’s Certificate and Opinion of Counsel regarding such release, each stating that a Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Guarantor from its Guarantee complies with this Indenture, before executing and delivering such instruments.

SECTION 9.12.               Waiver of Subrogation.

Until the Notes are paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.14 is knowingly made in contemplation of such benefits.

SECTION 9.13.                Notice to Trustee.

Notwithstanding the provisions of this Article Nine or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer no later than three Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 9.13, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 9.13 at least three Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.

SECTION 9.14.               Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of a Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agrees that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE Ten

MISCELLANEOUS

SECTION 10.01.              [Reserved].

SECTION 10.02.              Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing in English and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery, or sent electronically, addressed as follows:

If to the Issuer or any Guarantor:

Ingevity Corporation
5255 Virginia Avenue
North Charleston, South Carolina 29406
Attention: John Fortson
Facsimile: 843-746-8278
Email: john.fortson@ingevity.com

With copies to:

Ingevity Corporation
5255 Virginia Avenue
North Charleston, South Carolina 29406
Attention: Katherine Burgeson
Facsimile: 843-746-8278
Email: kathy.burgeson@ingevity.com

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Joshua A. Feltman, Esq.
Email: JAFeltman@wlrk.com

If to the Trustee:

U.S. Bank National Association
1441 Main Street, Suite 775
Columbia, SC 29201
Attention: Ingevity Corporation Administrator
Facsimile: 803-212-7909
Email: tanya.cody@usbank.com

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered, if delivered personally or electronically; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that notices to the Trustee shall be deemed to have been duly given upon actual receipt by the Trustee.

The Trustee agrees to accept and act upon instructions, directions, reports, notices and other communications or information pursuant to this Indenture sent by unsecured electronic transmissions (including email and .pdf attachments); provided that (i) the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained directly or indirectly by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information and (ii) each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, sent in accordance with the Depository’s applicable procedures in the case of a Global Note, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with the Depository’s applicable procedures.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.

SECTION 10.03.              Communications by Holders with Other Holders.

Holders may communicate pursuant to § 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of § 312(c) of the Trust Indenture Act.

SECTION 10.04.              Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee at the request of the Trustee:

(1)       an Officer’s Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signatory, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       except upon issuance of the Initial Notes, an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05.              Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 10.06.              Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 10.07.              Submission to Jurisdiction.

Each of the Issuer and the Guarantors, the Trustee, and each Holder of a Note by its acceptance thereof hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State, or, to the extent permitted by law, in such federal court. Each such party agrees that a final judgment in such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided for by law. Nothing in this Section 10.07 shall affect any right that the Trustee, the Issuer, any Guarantor, or any Holder may otherwise have to bring any action or proceeding relating to this Indenture, the Notes or the Note Guarantees against the Company, any Guarantor, the Trustee, any Holder, or their respective properties in the courts of any jurisdiction.

SECTION 10.08.              Governing Law.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09.              No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 10.10.              Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agent in this Indenture shall bind its successor.

SECTION 10.11.              Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 10.12.              Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.13.              Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.14.              Waiver of Jury Trial.

THE ISSUER, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.15.              [Reserved].

SECTION 10.16.              Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

SECTION 10.17.              U.S.A. Patriot Act.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust, or other legal entity, the Trustee requires documentation to verify its formation and existence as a legal entity. The Trustee may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties acknowledge that a portion of the identifying information set forth herein is being requested by the Trustee in connection with the USA Patriot Act, Pub.L.107-56 (the “PATRIOT Act”), and each agrees to provide any additional information requested by the Trustee in connection with the PATRIOT Act or any other legislation or regulation to which Trustee is subject, in a timely manner.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

INGEVITY CORPORATION,
as Issuer

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

INGEVITY ARKANSAS, LLC,
as a Guarantor

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INGEVITY SERVICES, INC.,
as a Guarantor

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INGEVITY SOUTH CAROLINA, LLC,
as a Guarantor

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

INGEVITY VIRGINIA CORPORATION,
as a Guarantor

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

INVIA PAVEMENT TECHNOLOGIES, LLC,
as a Guarantor

By:	/s/ John C. Fortson
	Name:	John C. Fortson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Tanya H. Cody
	Name:	Tanya H. Cody
	Title:	AVP

[Signature Page to Indenture]

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

INGEVITY CORPORATION

4.50% SENIOR NOTE DUE 2026

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ]	CUSIP No. [ ][1]

  ISIN No. [            ]2

  $[             ]

INGEVITY CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                 ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto) on February 1, 2026.

Interest Payment Dates:	February 1 and August 1, commencing August 1, 2018.

Record Dates:	January 15 and July 15 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 144A CUSIP: 45688C AA5 / Reg S CUSIP: U44946 AA6

2 144A ISIN: US45688CAA53 / Reg S ISIN: USU44946AA63

A-1-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

INGEVITY CORPORATION

By:
Name:
Title:

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Certificate of Authentication

This is one of the 4.50% Senior Notes due 2026 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: January 24, 2018

A-1-3

[FORM OF REVERSE OF RESTRICTED NOTE]

INGEVITY CORPORATION

4.50% SENIOR NOTE DUE 2026

1.       Interest. INGEVITY CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.50% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 24, 2018 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on February 1 and August 1 of each year, commencing August 1, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2.       Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical Notes must surrender such Physical Notes to a Paying Agent to collect principal payments. The Issuer will make or cause to be made payments in respect of Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The Issuer will make or cause to be made payments in respect of Physical Notes by wire transfer of immediately available funds to the accounts specified by the Holder of such Physical Note or, if no such account is specified, by mailing a check to such Holder’s registered address. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

3.       Paying Agent and Registrar. Initially, the Trustee will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture. The Issuer issued the Notes under an Indenture dated as of January 24, 2018 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended and in effect as of the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.       Optional Redemption.

At any time prior to February 1, 2021, the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture, upon not less than 30 nor more than 60 days’ notice to Holders of Notes (with a copy to the Trustee), at a redemption price equal to 104.50% of the principal amount of the Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after the record date for the payment of interest to receive interest on the relevant Interest Payment Date), with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:

A-1-4

(1)       at least 65% (calculated after giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)       the redemption occurs within 120 days of the date of the closing of such Equity Offering.

In addition, prior to February 1, 2021, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable Make-Whole Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), plus the Make-Whole Premium. With respect to any such redemption the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of the redemption price.

On or after February 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to Holders of Notes (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2021	102.250%
2022	101.125%
2023 and thereafter	100.000%

Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.

6.       Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed (with a copy to the Trustee) at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically), except that notices of redemption may be delivered or mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a Legal Defeasance, a Covenant Defeasance, a satisfaction and discharge of the Indenture or as specified in the next paragraph. The Issuer may instruct the Trustee in an Officer’s Certificate to send the notice of redemption in the name of and at the expense of the Issuer; provided the Trustee receives such Officer’s Certificate at least 15 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

A-1-5

Any redemption and notice thereof pursuant to the Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or by the Redemption Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived.

7.         Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days before selection of Notes to be redeemed or of any Note selected for redemption except the unredeemed portion of any Note being redeemed in part.

9.         Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.       Unclaimed Money. If moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent for the payment of principal of, premium, if any, or interest on this Note remain unclaimed for two years, the Trustee or applicable Paying Agent will pay the money back to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as unsecured general creditors, and all liability of the Trustee or the applicable Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.

11.       Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

A-1-6

12.       Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur Security Interests on Principal Facilities, make Restricted Payments, make Investments in Unrestricted Subsidiaries, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13.       Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.

14.       Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, all outstanding Notes shall become and be immediately due and payable without further action or notice.

In the event of any Event of Default specified in Section 6.01(5) of the Indenture, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action of the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged in full or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Notwithstanding the foregoing, after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)       all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; and

(2)       to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

A-1-7

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

15.       Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.       Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18.       Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.       Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

20.       Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Ingevity Corporation

5255 Virginia Avenue

North Charleston, South Carolina 29406

E-mail: kathy.burgeson@ingevity.com

Attention: Katherine Burgeson

A-1-8

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:

☐	Section 4.08	☐	Section 4.09

If you want to have only part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$
($2,000 or any integral multiple of $1,000 in excess thereof; provided that the part not purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

Schedule of Exchanges of Interests in Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Notes only.

A-1-11

EXHIBIT A-2

[FORM OF UNRESTRICTED NOTE]

INGEVITY CORPORATION

4.50% SENIOR NOTE DUE 2026

[Insert Global Note Legend, if applicable]

No. [ ]	CUSIP No. [ ][3]

  ISIN No. [            ]4

  $[             ]

INGEVITY CORPORATION, a Delaware corporation (the “Issuer”), for value received promises to pay to Cede & Co. or registered assigns the principal sum of [                    ] (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto) on February 1, 2026.

Interest Payment Dates:	February 1 and August 1 of each year, commencing August 1, 2018.

Record Dates:	January 15 and July 15 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

3 144A CUSIP: 45688C AA5 / Reg S CUSIP: U44946 AA6

4 144A ISIN: US45688CAA53 / Reg S ISIN: USU44946AA63

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IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

INGEVITY CORPORATION

By:
Name:
Title:

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Certificate of Authentication

This is one of the 4.50% Senior Notes due 2026 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: January 24, 2018

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[FORM OF REVERSE OF UNRESTRICTED NOTE]

INGEVITY CORPORATION

4.50% SENIOR NOTE DUE 2026

1.       Interest. INGEVITY CORPORATION, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.50% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 24, 2018 to, but excluding, the date on which interest is paid. Interest shall be payable in arrears on February 1 and August 1 of each year, commencing August 1, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual days elapsed. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2.       Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date (whether or not a Business Day). Holders of Physical Notes must surrender such Physical Notes to a Paying Agent to collect principal payments. The Issuer will make or cause to be made payments in respect of Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The Issuer will make or cause to be made payments in respect of Physical Notes by wire transfer of immediately available funds to the accounts specified by the Holder of such Physical Note or, if no such account is specified, by mailing a check to such Holder’s registered address. Final payment of principal at maturity with respect to a Physical Note will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

3.       Paying Agent and Registrar. Initially, the Trustee will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture. The Issuer issued the Notes under an Indenture dated as of January 24, 2018 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended and in effect as of the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

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5.       Optional Redemption.

At any time prior to February 1, 2021, the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes (calculated after giving effect to any issuance of Additional Notes) issued under the Indenture, upon not less than 30 nor more than 60 days’ notice to Holders of Notes (with a copy to the Trustee), at a redemption price equal to 104.50% of the principal amount of the Notes redeemed, plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after the record date for the payment of interest to receive interest on the relevant Interest Payment Date), with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:

(1)      at least 65% (calculated after giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)      the redemption occurs within 120 days of the date of the closing of such Equity Offering.

In addition, prior to February 1, 2021, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable Make-Whole Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), plus the Make-Whole Premium. With respect to any such redemption the Trustee shall have no responsibility for verifying or otherwise for such calculation or calculation of the redemption price.

On or after February 1, 2021, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to Holders of Notes (with a copy to the Trustee), at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued but unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the rights of Holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2021	102.250%
2022	101.125%
2023 and thereafter	100.000%

Notwithstanding the foregoing provisions of this paragraph 5, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related Interest Payment Date to receive interest on such Interest Payment Date.

6.       Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed (with a copy to the Trustee) at its registered address (or to the extent permitted or required by applicable Depository procedures or regulations with respect to Global Notes, sent electronically), except that notices of redemption may be delivered or mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with a Legal Defeasance, a Covenant Defeasance, a satisfaction and discharge of the Indenture or as specified in the next paragraph. The Issuer may instruct the Trustee in an Officer’s Certificate to send the notice of redemption in the name of and at the expense of the Issuer; provided the Trustee receives such Officer’s Certificate at least 15 days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

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Any redemption and notice thereof pursuant to the Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent described in the notice relating to such redemption, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date or by the Redemption Date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if the Issuer reasonably believes that any or all of such conditions will not be satisfied or waived.

7.       Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

8.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days before selection of Notes to be redeemed or of any Note selected for redemption except the unredeemed portion of any Note being redeemed in part.

9.       Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10.     Unclaimed Money. If moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent for the payment of principal of, premium, if any, or interest on this Note remain unclaimed for two years, the Trustee or applicable Paying Agent will pay the money back to the Issuer (or, if appropriate, the Guarantors) upon a written request of the Issuer. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as unsecured general creditors, and all liability of the Trustee or the applicable Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease.

11.     Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, omissions, defects or inconsistencies, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

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12.     Restrictive Covenants. Subject to Section 4.15 of the Indenture, the Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur Security Interests on Principal Facilities, make Restricted Payments, make Investments in Unrestricted Subsidiaries, enter into Sale and Leaseback Transactions or consolidate, merge or sell all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

13.     Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.

14.     Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing under the Indenture, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all Notes to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(7) of the Indenture occurs with respect to the Issuer, all outstanding Notes shall become and be immediately due and payable without further action or notice.

In the event of any Event of Default specified in Section 6.01(5) of the Indenture, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action of the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged in full or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Notwithstanding the foregoing, after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

(1)      all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived; and

(2)      to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes) if it determines that withholding notice is in their best interests.

15.     Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16.     No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.     Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18.     Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.     Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

20.     Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.     Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Ingevity Corporation

5255 Virginia Avenue

North Charleston, South Carolina 29406

E-mail: kathy.burgeson@ingevity.com

Attention: Katherine Burgeson

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box:

☐	Section 4.08	☐	Section 4.09

If you want to have only part of this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$
($2,000 or any integral multiple of $1,000 in excess thereof; provided that the part not purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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Schedule of Exchanges of Interests in Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

* Insert in Global Notes only.

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EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR A SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

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EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE DEPOSITORY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT D

[FORM OF LEGEND FOR REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

By its acquisition hereof, the holder hereof represents that it is not a U.S. Person, nor is it purchasing for the account of a U.S. Person, and is acquiring this note in an offshore transaction in accordance with regulation s under the Securities Act.

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EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

Ingevity Corporation

5255 Virginia Avenue

North Charleston, South Carolina 29406

Attention: John Fortson

  Katherine Burgeson

E-mail:      john.fortson@ingevity.com

  kathy.burgeson@ingevity.com

Facsimile: 843-746-8278

U.S. Bank National Association

1441 Main Street, Suite 775

Columbia, SC 29201

Attention: Ingevity Corporation Administrator

Facsimile: 803-212-7909

Email: tanya.cody@usbank.com

Re:       Ingevity Corporation - 4.50% Senior Notes due 2026

(CUSIP _________________)
(ISIN ___________________)

Reference is hereby made to the Indenture, dated as of January 24, 2018 (the “Indenture”), by and among Ingevity Corporation (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of ___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

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2.       ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3.       ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)       ☐ such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)       ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)       ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

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4.       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a)       ☐ Check if Transfer is pursuant to Rule 144. (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b)       ☐ Check if Transfer is pursuant to Regulation S. (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c)       ☐ Check if Transfer is pursuant to Other Exemption. (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d)       ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i)  The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

E-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

E-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)          ☐ a beneficial interest in a:

(i)	☐ Rule 144A Global Note (CUSIP _______________) (ISIN ________________), or

(ii)	☐ Regulation S Global Note (CUSIP _______________) (ISIN ________________), or

(b)          ☐ a Restricted Physical Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP _______________) (ISIN ________________), or

(ii)	☐ Regulation S Global Note (CUSIP _______________) (ISIN ________________), or

(iii)	☐ Unrestricted Global Note (CUSIP _______________) (ISIN ________________), or

(b)          ☐ a Restricted Physical Note; or

(c)          ☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

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EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

Ingevity Corporation

5255 Virginia Avenue

North Charleston, South Carolina 29406

Attention: John Fortson

  Katherine Burgeson

E-mail:      john.fortson@ingevity.com

  kathy.burgeson@ingevity.com

Facsimile: 843-746-8278

U.S. Bank National Association

1441 Main Street, Suite 775

Columbia, SC 29201

Attention: Ingevity Corporation Administrator

Facsimile: 803-212-7909

Email: tanya.cody@usbank.com

Re:        Ingevity Corporation – 4.50% Senior Notes due 2026

(CUSIP__________________)
(ISIN ___________________)

Reference is hereby made to the Indenture, dated as of January 24, 2018 (the “Indenture”), by and among Ingevity Corporation (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of ____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

F-1

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies that (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Physical Notes for Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE] __ Rule 144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

F-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

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EXHIBIT G

GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture, dated as of January 24, 2018, by and among Ingevity Corporation (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Sections 9.09 through 9.14 of the Indenture, (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (c) the Trustee’s fees, expenses and indemnities (in each of its capacities under the Indenture) (including, but in no way limited to, the fees and disbursements of agents and attorneys).

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Sections 9.09 through 9.14 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

INGEVITY ARKANSAS, LLC,
as a Guarantor

By:
Name:
Title:

INGEVITY SERVICES, INC.,
as a Guarantor

By:
Name:
Title:

INGEVITY SOUTH CAROLINA, LLC,
as a Guarantor

By:
Name:
Title:

INGEVITY VIRGINIA CORPORATION,
as a Guarantor

By:
Name:
Title:

INVIA PAVEMENT TECHNOLOGIES, LLC,
as a Guarantor

By:
Name:
Title:

G-2

EXHIBIT H

[FORM OF] SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20__, among                      (the “Guaranteeing Subsidiary”), a subsidiary of Ingevity Corporation, a Delaware corporation (the “Issuer”), the Issuer and U.S. Bank National Association, a New York banking corporation, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of January 24, 2018 (the “Indenture”), providing for the issuance of the Issuer’s 4.50% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee of the Notes on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Sections 9.09 through 9.14 thereof.

4.       NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

5.       THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

H-1

6.       COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.       THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or the Guaranteeing Subsidiary by action or otherwise, (iii) the due execution hereof by the Company or the Guaranteeing Subsidiary or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein provided.

[Signature pages follow]

H-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

INGEVITY CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

H-3